EXHIBIT 99.3


QUAARTZ INC.
(A DEVELOPMENT STAGE COMPANY)


CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 1999 AND 2000


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Quaartz Incorporated


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Quaartz Incorporated and its subsidiary at September 30, 2000 and 1999, and the results of their operations and their cash flows for the year ended September 30, 2000 and the period from April 30, 1999 (date of inception) through September 30, 1999 and the cumulative period from April 30, 1999 to September 30, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



July 20, 2001

QUAARTZ INCORPORATED
(a development stage company)
CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------------------------------------

                                                                                          SEPTEMBER 30,
                                                                                      2000           1999
ASSETS
Current assets:
  Cash and cash equivalents                                                       $    381,437   $ 1,589,447
  Accounts receivable                                                                  278,039        30,080
  Prepaid expenses and other current assets                                            664,488        79,860
                                                                                  -------------  ------------
      Total current assets                                                           1,323,964     1,699,387

Property and equipment, net                                                          1,143,892       336,459
Capitalized software, net                                                            1,135,557       167,782
Intangible assets, net                                                               3,369,062             -
Other assets                                                                           231,761       253,900
                                                                                  -------------  ------------

      Total assets                                                                $  7,204,236   $ 2,457,528
                                                                                  -------------  ------------

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                                                                $    526,056   $    19,438
  Accrued liabilities                                                                  578,492       115,220
  Notes payable, current                                                             5,554,807             -
  Capital lease obligations, current                                                    40,215             -
                                                                                  -------------  ------------
      Total current liabilities                                                      6,699,570       134,658

Notes payable, long-term                                                             1,250,000             -
Capital lease obligations, long-term                                                    30,179             -
                                                                                  -------------  ------------
                                                                                     7,979,749       134,658
                                                                                  -------------  ------------

Commitments and contingencies (Note 8)

Redeemable Convertible Preferred Stock
  Authorized: 30,000,000 shares in 2000 and 1999, respectively
  Designated: 22,500,200 and 23,000,000 shares in 2000 and 1999, respectively
  Issued and outstanding: 22,005,542 and 20,080,000 shares in 2000 and
    1999, respectively
  Aggregate liquidation value: $9,066,519 and $3,750,000 in 2000
    and 1999, respectively                                                           9,066,519     3,750,000
Note receivable for Redeemable Convertible Preferred Stock                                   -      (425,769)
                                                                                  -------------  ------------
                                                                                     9,066,519     3,324,231
                                                                                  -------------  ------------

Stockholders' deficit:
  Common Stock
    Authorized: 95,000,000 and 95,000,000 shares in 2000 and 1999, respectively
    Issued and outstanding: 24,747,912 and 19,986,400 shares in
      2000 and 1999, respectively                                                       24,647        19,986
  Additional paid-in capital                                                        10,924,599     1,973,754
  Stockholder notes receivable                                                         (59,205)      (45,000)
  Deferred stock-based compensation                                                 (7,094,466)   (1,853,306)
  Deficit accumulated during the development stage                                 (13,637,607)   (1,096,795)
                                                                                  -------------  ------------
      Total stockholders' deficit                                                   (9,842,032)   (1,001,361)
                                                                                  -------------  ------------

      Total liabilities, redeemable convertible preferred stock
        and stockholders' deficit                                                 $  7,204,236   $ 2,457,528
                                                                                  =============  ============

The accompanying notes are an integral part of these consolidated financial statements.

QUAARTZ INCORPORATED
(a development stage company)
CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------------------------------------------------------------------

                                                                                        PERIOD FROM     PERIOD FROM
                                                                                         APRIL 30,        APRIL 30,
                                                                                       1999 (DATE OF    1999 (DATE OF
                                                                                         INCEPTION)       INCEPTION)
                                                                     YEAR ENDED            THROUGH         THROUGH
                                                                    SEPTEMBER 30,       SEPTEMBER 30,    SEPTEMBER 30,
                                                                        2000             1999            2000
Net revenue                                                        $    1,400,248   $       55,080   $  1,455,328
Cost of revenue (including stock-based compensation
  of $389,573, $34,414 and $423,987, respectively)                      2,588,421          318,585      2,907,006
                                                                   ---------------  ---------------  -------------


Gross loss                                                             (1,188,173)        (263,505)    (1,451,678)

Operating expenses:
  Research and development (including stock-based compensation
    of $234,868, $30,258 and $265,126, respectively)                    2,183,574          248,118      2,431,692
  Sales and marketing (including stock-based compensation
    of $3,721, $10 and $3,731, respectively)                            1,199,571          195,376      1,394,947
  General and administrative (including stock-based compensation
    of $997,604, $9,131 and $1,006,735, respectively)                   4,294,017          416,465      4,710,482
  Amortization of acquired technology and intangible assets             1,397,094                -      1,397,094
  Impairment of acquired technology                                     1,370,369                -      1,370,369
                                                                   ---------------  ---------------  -------------
      Total operating expenses                                         10,444,625          859,959     11,304,584
                                                                   ---------------  ---------------  -------------

Loss from operations                                                  (11,632,798)      (1,123,464)   (12,756,262)

Other income (expense):
  Interest income                                                          13,572           26,669         40,241
  Interest expense                                                       (921,586)               -       (921,586)
                                                                   ---------------  ---------------  -------------

Net loss and comprehensive loss                                    $  (12,540,812)  $   (1,096,795)  $(13,637,607)
                                                                   ===============  ===============  =============

The accompanying notes are an integral part of these consolidated financial statements.

QUAARTZ INCORPORATED
(a development stage company)
Consolidated Statements of Stockholders' Deficit
For the Periods April 30, 1999 (date of inception) through September 30, 1999
AND THE YEAR ENDED SEPTEMBER 30, 2000
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                       ADDITIONAL    STOCKHOLDER
                                                                                   COMMON  STOCK        PAID-IN         NOTES
                                                                                 SHARES      AMOUNT     CAPITAL      RECEIVABLE
Balance at April 30, 1999 (date of inception)                                           -   $     -   $         -   $          -

Issuance of Common Stock at $0.003 per share in May 1999 through August 1999    3,486,400     3,486         8,135              -
Stock options exercised at $0.003 per share in May 1999                        16,500,000    16,500        38,500        (45,000)
Deferred stock-based compensation                                                       -         -     1,927,119              -
Amortization of stock-based compensation                                                -         -             -              -
Net loss                                                                                -         -             -              -
                                                                               -----------  --------  ------------  -------------

Balance at September 30, 1999                                                  19,986,400    19,986     1,973,754        (45,000)

Issuance of Common Stock at $0.20 to $0.50 per share
  in December 1999 through June 2000                                               57,330        57        16,680              -
Issuance of Preferred Stock Warrants in connection
  with acquisition in December 1999                                                     -         -     1,192,622              -
Issuance of Preferred Stock Warrants in connection
  with financing arrangement in July 2000                                               -         -       689,191              -
Deemed interest on note payable to a stockholder                                        -         -        12,188              -
Deferred stock-based compensation                                                       -         -     8,688,883              -
Cancellation of stock based compensation                                                -         -    (1,821,957)             -
Amortization of stock-based compensation                                                -         -             -              -
Stock options exercised at $0.003 to $0.50 per share
  in December 1999 through September 2000                                       7,758,182     7,658       243,024       (177,493)
Repurchase of Common Stock                                                     (3,054,000)   (3,054)      (69,786)             -
Repayment of stockholder notes receivable                                               -         -             -        163,288
Net loss                                                                                -         -             -              -
                                                                               -----------  --------  ------------  -------------

Balance at September 30, 2000                                                  24,747,912   $24,647   $10,924,599   $    (59,205)
                                                                               ===========  ========  ============  =============



                                                                                                  DEFICIT
                                                                                                ACCUMULATED
                                                                                  DEFERRED      DURING THE         TOTAL
                                                                                STOCK-BASED     DEVELOPMENT    STOCKHOLDERS'
                                                                                COMPENSATION       STAGE          DEFICIT
Balance at April 30, 1999 (date of inception)                                  $           -   $          -   $            -

Issuance of Common Stock at $0.003 per share in May 1999 through August 1999               -              -           11,621
Stock options exercised at $0.003 per share in May 1999                                    -              -           10,000
Deferred stock-based compensation                                                 (1,927,119)             -                -
Amortization of stock-based compensation                                              73,813              -           73,813
Net loss                                                                                   -     (1,096,795)      (1,096,795)
                                                                               --------------  -------------  ---------------

Balance at September 30, 1999                                                     (1,853,306)    (1,096,795)      (1,001,361)

Issuance of Common Stock at $0.20 to $0.50 per share
  in December 1999 through June 2000                                                       -              -           16,737
Issuance of Preferred Stock Warrants in connection
  with acquisition in December 1999                                                        -              -        1,192,622
Issuance of Preferred Stock Warrants in connection
  with financing arrangement in July 2000                                                  -              -          689,191
Deemed interest on note payable to a stockholder                                           -              -           12,188
Deferred stock-based compensation                                                 (8,688,883)             -                -
Cancellation of stock based compensation                                           1,770,826              -          (51,131)
Amortization of stock-based compensation                                           1,676,897              -        1,676,897
Stock options exercised at $0.003 to $0.50 per share
  in December 1999 through September 2000                                                  -              -           73,189
Repurchase of Common Stock                                                                 -              -          (72,840)
Repayment of stockholder notes receivable                                                  -              -          163,288
Net loss                                                                                   -    (12,540,812)     (12,540,812)
                                                                               --------------  -------------  ---------------

Balance at September 30, 2000                                                  $  (7,094,466)  $(13,637,607)  $   (9,842,032)
                                                                               ==============  =============  ===============

The accompanying notes are an integral part of these consolidated financial statements.

QUAARTZ INCORPORATED
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------------------------------------

                                                                       PERIOD FROM      PERIOD FROM
                                                                        APRIL 30,        APRIL 30,
                                                                      1999 (DATE OF    1999 (DATE OF
                                                                        INCEPTION)      INCEPTION)
                                                        YEAR ENDED       THROUGH          THROUGH
                                                       SEPTEMBER 30,  SEPTEMBER 30,    SEPTEMBER 30,
                                                           2000           1999             2000
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                             $  (12,540,812)  $(1,096,795)  $(13,637,607)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Non-cash interest expense                               853,103             -        853,103
      Depreciation and amortization                         2,093,834        23,071      2,116,905
      Impairment of acquired technology                     1,370,369             -      1,370,369
      Stock-based compensation                              1,625,766        73,813      1,699,579
      Changes in current assets and liabilities:
        Accounts receivable                                  (247,959)      (30,080)      (278,039)
        Prepaid expenses and other current assets             (10,896)      (79,860)       (90,756)
        Other assets                                           22,139      (253,900)      (231,761)
        Accounts payable                                      506,618        19,438        526,056
        Accrued liabilities                                   463,272       115,220        578,492
                                                       ---------------  ------------  -------------
            Net cash used in operating activities          (5,864,566)   (1,229,093)    (7,093,659)
                                                       ---------------  ------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of the assets of Day-Timer Digital             (250,000)            -       (250,000)
  Purchase of property and equipment                       (1,058,404)     (350,065)    (1,408,469)
  Capitalized software development costs                   (1,236,026)     (177,247)    (1,413,273)
                                                       ---------------  ------------  -------------
            Net cash used in investing activities          (2,544,430)     (527,312)    (3,071,742)
                                                       ---------------  ------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of Redeemable Convertible
    Preferred Stock                                         4,772,517     3,324,231      8,096,748
  Proceeds from issuance of Common Stock                       16,737        11,621         28,358
  Proceeds from Common Stock options exercised                 73,189        10,000         83,189
  Repurchase of Common Stock                                  (72,840)            -        (72,840)
  Repayment of stockholder notes receivable                 1,133,059             -      1,133,059
  Payment on capital lease obligation                         (21,676)            -        (21,676)
  Proceeds from notes payable                               1,550,000             -      1,550,000
  Payment on notes payable                                   (250,000)            -       (250,000)
                                                       ---------------  ------------  -------------
            Net cash provided by financing activities       7,200,986     3,345,852     10,546,838
                                                       ---------------  ------------  -------------

Net increase (decrease) in cash and cash equivalents       (1,208,010)    1,589,447        381,437

Cash and cash equivalents at beginning of year              1,589,447             -              -
                                                       ---------------  ------------  -------------

Cash and cash equivalents at end of year               $      381,437   $ 1,589,447   $    381,437
                                                       ===============  ============  =============

The accompanying notes are an integral part of these consolidated financial statements.

1.   THE COMPANY

     Quaartz Inc. (the "Company"), is an application and service provider offering its customers tools and services to enhance customer interaction through the Internet. The software applications include a middleware application that allows the enterprise to provide a personalized interactive experience for its customers and partners. The legacy product is a personal productivity suite, including time, messaging, and content management applications and email that is private labeled and offered to the customer's members and customers. Through the professional services group, consulting services are provided, both in the deployment of the application, and also in the larger context of Internet back end processes. The Company was formed as a Limited Liability Corporation in Delaware on April 30, 1999 trading under a series of names, ultimately as Quaartz.com LLC. As a result of a corporate reorganization on December 30, 1999, Quaartz Incorporated merged with Quaartz.com LLC and the Company became a corporation organized under the laws of Delaware. This reorganization did not result in a change in control of the Company and there was no change in the basis of accounting at the time of the reorganization.

     During the period from April 30, 1999 (date of inception) through September 30, 2000, the Company devoted substantially all of its effort to business planning, raising financing, recruiting personnel, research and development and corporate partnering activities. Accordingly, the Company is considered to be in the development stage and has sustained losses and negative cash flows from operations since inception. At September 30, 2000, the Company had an accumulated deficit of $13,637,607. Continued existence of the Company is dependent of the Company's ability to obtain adequate funding and eventually establish profitable operations. The Company intends to obtain additional equity and/or debt financing in order to further develop its services and markets and to meet working capital requirements. In the event management is unsuccessful in its efforts to obtain additional cash infusions and establish profitable operations, there is substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF CONSOLIDATION
     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany transactions and balances have been eliminated.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION
     The Company generates revenue primarily from performing consulting services. Consulting services revenues are recognized as the related services are performed. The Company also generates revenue from application hosting services, which have been insignificant through September 30, 2000. Application hosting fees are recognized in the month the services are provided based on the number of registered users as of the last day of the month.

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     CONCENTRATION OF CREDIT RISK
     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, accounts receivable, accounts payable and long-term debt. The Company's accounts receivable are derived from revenue earned from customers located in the U.S. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

     The following table summarizes the revenues from customers in excess of 10% of the total revenues:

                                    PERIOD FROM      PERIOD FROM
                                     APRIL 30,        APRIL 30,
                                   1999 (DATE OF    1999 (DATE OF
                                     INCEPTION)     INCEPTION)
                      YEAR ENDED       THROUGH         THROUGH
                    SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
     CUSTOMER            2000            1999            2000

     A                   43%              -              43%
     B                   20%              -              20%
     C                    -              100%           100%

     At September 2000, Customer A and Customer B were 14%, and 62%, respectively, of total accounts receivable.

     SOFTWARE DEVELOPMENT COSTS
     The Company has adopted Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Develop or Obtained for Internal Use," as it intends to offer its software applications in a hosted service model. Software development costs, including costs incurred to purchase third party software, are capitalized beginning when the Company has determined factors are present, including among others, that technology exists to achieve the performance requirements, buy versus internal development decisions have been made and the Company's management has authorized the funding for the project. Capitalization of software costs ceases when the software is substantially complete and is ready for its intended use and is amortized over its estimated useful life of three years using the straight-line method. During fiscal year 2000, $953,175 of software development and $282,851 of software purchased for internal use was capitalized.

     LONG-LIVED ASSETS
     The Company reviews property and equipment and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of its carrying amount to future net cash flows the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the assets.

     INTANGIBLE ASSETS
     Intangible assets, including trademarks and Uniform Resource Locator domain names, are stated at cost and are amortized on a straight-line basis over their estimated useful lives of three years.

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     DEFERRED STOCK-BASED COMPENSATION
     The Company uses the intrinsic value method to record stock-based compensation for employees. The intrinsic value method requires that deferred stock compensation is recorded for the difference between the exercise price and fair value of the underlying common stock on the grant date of the stock option. Pro forma net loss disclosure are presented in
     Note 11, assuming all employee options were valued using the Black-Scholes model and the resulting stock-based compensation is amortized over the term the option becomes exercisable, using the straight-line method. Stock-based compensation to non-employees is based on the fair value of the option estimated using the Black-Scholes model on the date of grant and re-measured until vested. Compensation expense resulting from non-employee options is amortized to expense using the straight-line method.

     COMPREHENSIVE LOSS
     Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.

     RECENT ACCOUNTING PRONOUNCEMENTS
     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations." SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The Company believes that the adoption of SFAS 141 will not have a significant impact on its financial statements.

     In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after March 15, 2001. SFAS 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the Standard includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the testing for impairment of existing goodwill and other intangibles. The Company is currently assessing but has not yet determined the impact of SFAS 142 on its financial position and results of operations.

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3.   ACQUISITION OF ASSETS

     On December 30, 1999, the Company acquired the assets of Day-Timer Digital, Inc. The purchase price was $6,211,850, determined as follows:



                                                            AMOUNT

     Cash                                                 $  250,000

     Recourse promissory note (see Note 7)                 1,569,228

     Non-recourse promissory note (see Note 7)             3,200,000

     Warrant to acquire 600,000 shares of Series A
        Convertible Preferred Stock                        1,192,622
                                                          ----------

     Total                                                $6,211,850
                                                          ==========

     The consideration was allocated to the purchased assets as follows:

                                                      AMOUNT

     Property and equipment                         $   75,325
     Uniform Resource Locator domain names           1,470,000
     Trademark license                               3,022,082
     Acquired technology                             1,644,443
                                                    ----------

     Total                                          $6,211,850
                                                    ==========

     Trademark licenses consist of an exclusive, royalty-free, perpetual right to use the trademark "Day-Timer Digital" for a web based calendar application.

     In connection with the issuance of the non-recourse promissory note, the Company issued warrants to purchase 600,000 shares of its Series A Redeemable Convertible Preferred Stock for $2.50 per share (see Note 9). The estimated value of $1,192,622 was recorded as additional purchase price.

     As part of the Company's review of its year-ended September 30, 2000 financial results, an impairment assessment of its long-lived assets was performed. The assessment was performed due to the significant underperformance of the Day-Timer Digital technology and the inability of the Company to integrate the technology into its existing product suite. As a result, the Company recorded a $1,370,369 impairment charge (to reduce the acquired technology) in the year ended September 30, 2000 to estimated fair value, which equals zero.

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4.   SUPPLEMENTAL CASH FLOW INFORMATION

                                                                        PERIOD FROM      PERIOD FROM
                                                                         APRIL 30,        APRIL 30,
                                                                       1999 (DATE OF    1999 (DATE OF
                                                                         INCEPTION)      INCEPTION)
                                                          YEAR ENDED       THROUGH         THROUGH
                                                        SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                             2000            1999            2000
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for income taxes                            $            -  $            -  $            -
                                                        --------------  --------------  --------------

  Cash paid for interest                                $       68,483  $            -  $       68,483
                                                        --------------  --------------  --------------

SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITY:
  Property and equipment acquired under capital leases  $      102,193  $            -  $      102,193
                                                        --------------  --------------  --------------

  Acquisition of Day-Timer Digital                      $    5,961,850  $            -  $    5,961,850
                                                        --------------  --------------  --------------

  Issuance of warrants                                  $    1,881,813  $            -  $    1,881,813
                                                        --------------  --------------  --------------

  Issuance of Common Stock for notes receivable         $      177,493  $       45,000  $      222,493
                                                        --------------  --------------  --------------

  Issuance of Redeemable Convertible Preferred Stock
    for notes receivable                                $      544,002  $      425,769  $      969,771
                                                        --------------  --------------  --------------

5.   BALANCE SHEET COMPONENTS

                                                   SEPTEMBER 30,
                                                   2000     1999

     PREPAID EXPENSES AND OTHER CURRENT ASSETS:
       Prepaid rent                              $  2,921  $52,372
       Prepaid insurance                           37,705    4,892
       Prepaid software licensing/maintenance      17,500   16,819
       Prepaid other                               18,491        -
       Employee, advances                          24,314    5,777
       Prepaid financing cost                     563,557        -
                                                 --------  -------

                                                 $664,488  $79,860
                                                 ========  =======

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                   SEPTEMBER 30,
                                                  2000       1999

     INTANGIBLE ASSETS:
       Uniform Resource Locator domain names  $ 1,470,000   $      -
       Trademarks                               3,022,082          -
                                              ------------  --------
                                                4,492,082          -
       Less:  Accumulated amortization         (1,123,020)         -
                                              ------------  --------

                                              $ 3,369,062   $      -
                                              ============  ========

     Amortization expense was $1,123,020 in 2000. Additionally, a $1,370,369 impairment charge to reduce intangible assets was recognized in 2000 (see
     Note 3). The remaining identifiable intangibles balance of approximately $3,369,062 will be amortized over the remaining useful lives, which approximate 2 years. These remaining identifiable intangible assets primarily relate to existing Uniform Resource Locator domain names and trademarks which were acquired in 1999.


                                                              SEPTEMBER 30,
                                                            2000        1999

     CAPITALIZED SOFTWARE:
       Capitalized software                              $1,413,273   $177,247
       Less:  Accumulated amortization                     (277,716)    (9,465)
                                                         -----------  ---------

                                                         $1,135,557   $167,782
                                                         ===========  =========

                                                             SEPTEMBER 30,
                                                            2000        1999

     PROPERTY AND EQUIPMENT, NET:
       Computer equipment                                $  662,751   $202,466
       Leasehold improvement                                240,754      4,365
       Furniture and fixtures                               580,289    143,234
       Leased furniture and equipment                       102,193          -
                                                         -----------  ---------
                                                          1,585,987    350,065
       Less:  Accumulated depreciation and amortization    (442,095)   (13,606)
                                                         -----------  ---------

                                                         $1,143,892   $336,459
                                                         ===========  =========

     Depreciation expense was $13,606 for the period ended September 30, 1999 and $428,489 for the year ended September 30, 2000.

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                              SEPTEMBER 30,
                                                             2000      1999

     ACCRUED LIABILITIES:
       Payroll and related expenses                      $  179,924  $       -
       Accrued other                                        306,956    115,220
       Deposit                                               91,612          -
                                                         ----------  ---------

                                                         $  578,492  $ 115,220
                                                         ==========  =========

6.   INCOME TAXES

     The components of income tax expense consisted of the following:

                                      SEPTEMBER 30,
                                      2000   1999
     Current:
       Federal                        $   -  $   -
       State                              -      -
                                      -----  -----
                                          -      -

     Deferred:
       Federal                            -      -
       State                              -      -
                                      -----  -----
                                          -      -
                                      -----  -----

         Net income tax expense       $   -  $   -
                                      =====  =====


     The tax effects of temporary differences that give rise to significant portions of deferred tax assets are as follows:

                                             SEPTEMBER 30,
                                           2000         1999

     Accruals and other reserves       $    70,000   $       -
     Net operating loss carryforwards    3,226,000     404,000
     Acquired technology                (1,341,897)          -
                                       ------------  ----------
                                         1,954,103     404,000

     Valuation allowance                (1,954,103)   (404,000)
                                       ------------  ----------

         Net deferred tax assets       $         -   $       -
                                       ============  ==========

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Due to the uncertainty surrounding the realization of the favorable tax attributes in future years, the Company has placed a valuation allowance against its deferred tax assets. At such time as it is determined that is more likely than not that the deferred tax assets are realizable, the valuation allowance will be reduced.

     At September 30, 2000 and 1999, the Company had available net operating loss carryforwards of approximately $8,286,000 and $1,014,000 to offset future federal and state taxable income, respectively. The federal and state net operating loss carryforwards will begin to expire in 2019 and 2007, respectively.

     Pursuant to the provisions of Section 382 of Internal Revenue Code, utilization of the net operating losses might be subject to annual limitations due to, but are not limited to, a greater than 50% change in the ownership of the Company, as defined, over a three year period.

7.   NOTES PAYABLE

                                             YEAR ENDED
                                            SEPTEMBER 30,
                                                2000

     Recourse note payable                 $    1,454,807

     Non-recourse note payable                  3,800,000

     Financial institution line of credit         300,000

     Stockholder line of credit                 1,250,000
                                           ---------------
                                                6,804,807
     Less: Current portion                     (5,554,807)
                                           ---------------

     Notes Payable                         $    1,250,000
                                           ===============

     The financial institution line of credit provides for unsecured borrowings of up to $300,000, and is due on demand but no later than June 30, 2001 and bears interest at a rate equal to the Wall Street Journal prime rate (9.5% at September 30, 2000). Under this line of credit, the Company is not required to maintain any financial covenants. The financial institution has been granted the right to purchase shares of the Company's Common Stock (see Note 10).

     The stockholder line of credit provides borrowings up to $2,000,000 and bears interest at 6.5% per annum, payable semiannually and is collateralized by all of the assets of the Company. The Line of Credit becomes due on the earlier of December 31, 2001, or upon the closing of a financing with net proceeds to the Company of at least $15,000,000.

     In connection with this stockholder line of credit, the Company issued warrants to purchase 250,000 shares of its Series D Redeemable Convertible Preferred Stock (see Note 9). The estimated value of these warrants of $676,268 was recorded as a financing cost and was amortized as additional interest expense using the interest method over the term of the line of credit.

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The recourse note payable was issued in conjunction with the Day-Timer Digital asset purchase (see Note 3). If the note is not paid on or before its due date of December 31, 2000, the note holder's sole recourse is to reacquire the stock of Quartz Digital, Inc., formerly Day-Timer Digital, Inc, including any improvements made to the intellectual property originally present at the date of sale.

     Payments of $250,000 were due on the recourse note on March 31, June 30, and September 30, 2000, respectively. The balance of $1,000,000 was due on December 31, 2000. The nonrecourse note was due on the earlier of December 31, 2000 or the completion of an initial public offering. The principal payments due on June 30, September 30, and December 31 were not paid, and the Company is currently in default of the terms of the recourse promissory notes.

8.   COMMITMENTS AND CONTINGENCIES

     LEASES

     The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through February 28, 2004. Rent expense for the period April 30, 1999 (date of inception) through September 30, 1999, the year ended September 30, 2000 and the cumulative period from April 30, 1999 (date of inception) to September 30, 2000 was $251,452, $1,207,778 and $1,459,230, respectively. Sublease income for the year ended September 30, 2000 was $361,446. For the year ended September 30, 1999, there were no sublease activities.

     Future minimum lease payments under noncancelable operating and capital leases, and future minimum sublease rentals under noncancelable leases are as follows:

     PERIOD ENDING                                          CAPITAL   OPERATING   SUBLEASE
     SEPTEMBER 30                                           LEASES      LEASES     INCOME
     2001                                                  $ 46,211   $1,060,102  $ 276,504
     2002                                                    42,360    1,129,733    179,059
     2003                                                         -    1,177,545          -
     2004                                                         -      495,766          -
                                                           ---------  ----------  ---------

     Total minimum lease payments and sublease income        88,571   $3,863,146  $ 455,563
                                                                      ==========  =========
     Less:  Amount representing interest                     (8,054)
                                                           ---------
                                                             80,517
     Less:  Amount representing value of warrant
            issued in connection with the capital lease     (10,123)
                                                           ---------
     Present value of capital lease obligations              70,394
     Less:  Current portion                                 (40,215)
                                                           ---------

           Long-term portion of capital lease obligations  $ 30,179
                                                           =========

     In connection with the equipment lines of credit, the Company issued warrants to purchase 6,000 shares of series C2-B Redeemable Convertible Preferred Stock (see note 9). The estimated value of these warrants of $12,923 was recorded as a discount on the borrowings and amortized as additional interest expense using the interest method over the term of the borrowings. For 2000, amortization of debt discount was $2,800.

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     CONTINGENCIES
     In January 2001, a software vendor (the "vendor") filed a complaint against the Company for damages for breach of contract in the amount of $130,000 plus interest and attorneys fees. The vendor alleged that the Company breached a software licensing agreement for the vendor's Intellisync software development engine wherein the Company failed to make 2 payments totaling $65,000 each.

     In March 2001, the Company filed a cross complaint for breach of contract in the amount of at least $70,000 plus interest and attorneys fees. These cross-claims are based on allegations that the software the vendor provided to the Company did not include key synchronization features, which the vendor represented to the Company were included in the software. Moreover the Company alleges that the software did not function in accordance with the terms of the licensing agreement.

     Both parties have answered to each complaint. In addition the parties have agreed to mediate the matter and have agreed upon October 19, 2001 to conduct mediation.

     As of September 30, 2000, the Company has recorded a contingent liability of $130,000 but has not recorded any contingent assets in relation the cross complaint or any additional costs related to the defense of the claim.

     In order to adapt the office space to the Company's requirements, the Company vacated Suite 101 at their existing premises and moved to Suite 203 in the same premises. The Company did not formally cancel the lease for Suite 101 and is currently in negotiation with the landlord to settle claims for alleged breach of the leasehold agreement.

     In July 2001, the landlord sent a proposal to the Company's management to settle this litigation. This proposal stated an amount due of $2,580,000. The landlord offered to provide a complete release of all obligations to the lease for the sum of $559,000. This offer was available until July 12, 2001 and was not accepted by the Company. The Company is negotiating with the landlord for a lower cost than $559,000. The vacant office space has already been subleased to another tenant. No amount has been accrued in relation to this contingency.

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

9.   REDEEMABLE CONVERTIBLE PREFERRED STOCK

     Redeemable Convertible Preferred Stock at September 30, 2000 consists of the following:


                               SHARES            LIQUIDATION
       SERIES          AUTHORIZED  OUTSTANDING      AMOUNT     PROCEEDS

       A Reserved               -            -   $         -  $        -
       B-1             10,500,000   10,500,000     1,250,000   1,250,000
       B-2                600,000      600,000       100,000     100,000
       B-3              3,090,000    3,090,000       792,308     792,308
       C                5,490,000    5,490,000     1,407,692   1,407,692
       C2-A               400,000      400,000       200,000     200,000
       C2-B               920,200      920,200     2,300,500   2,300,500
       D                1,500,000    1,005,342     3,016,019   3,016,019
       Not designated   7,499,800            -             -           -
                       ----------  -----------  ------------  ----------

                       30,000,000   22,005,542  $  9,066,519  $9,066,519
                       ==========  ===========  ============  ==========

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The Redeemable Convertible Preferred Stock activity was as follows:

                                                                                      NOTES
                                                                                  RECEIVABLE FOR     TOTAL
                                                                                    REDEEMABLE     REDEEMABLE
                                                          REDEEMABLE CONVERTIBLE   CONVERTIBLE     CONVERTIBLE
                                                             PREFERRED STOCK        PREFERRED       PREFERRED
                                                            SHARES      AMOUNT        STOCK           STOCK
Balance at April 30, 1999 (date of inception)                      -  $        -  $           -   $         -

Issuance of Series B Convertible Preferred
  Stock at $0.1190 to $0.2564 per share in
  May 1999 through August 1999                            14,190,000   2,142,308       (295,769)    1,846,539
Issuance of Series C Convertible Preferred Stock at
  $0.2564 per share in July 1999 through September 1999    5,490,000   1,407,692       (130,000)    1,277,692
Issuance of Series C2A Convertible Preferred Stock
  at $0.50 per share in August 16, 1999                      400,000     200,000              -       200,000
                                                          ----------  ----------  --------------  -----------

Balance at September 30, 1999                             20,080,000   3,750,000       (425,769)    3,324,231

Issuance of Series C2B Convertible Preferred
  Stock at $2.50 per share in November 1999
  through January 2000                                       920,200   2,300,500              -     2,300,500
Issuance of Series D Convertible Preferred Stock at
  $3.00 per share in March 2000 through July 2000          1,005,342   3,016,019       (544,002)    2,472,017
Repayment of stockholder notes receivable                          -           -        969,771       969,771
                                                          ----------  ----------  --------------  -----------

Balance at September 30, 2000                             22,005,542  $9,066,519  $           -   $ 9,066,519
                                                          ==========  ==========  ==============  ===========

     The holders of Redeemable Convertible Preferred Stock have various rights and preferences as follows:

     VOTING
     Each share of Redeemable Convertible Preferred Stock has voting rights equal to an a equivalent number of shares of Common Stock into which it is convertible and votes together as one class with the Common Stock.

     DIVIDENDS
     Holders of any series of Redeemable Convertible Preferred Stock are entitled to receive dividends prior to the holders of Common Stock, when and if declared by the Board of Directors. No dividends on Redeemable Convertible Preferred Stock or Common Stock have been declared by the Board from inception through September 30, 2000.

     LIQUIDATION
     In the event of any liquidation, dissolution or winding up of the Company, and in certain situations a merger, acquisition or sale of assets where the beneficial owners of the Company's Common Stock and Redeemable Convertible Preferred Stock own 50% or less of the resulting voting power of the surviving entity, the holders of Series B-1, B-2, B-3, C, C2-A, C2-B and D Convertible Preferred Stock are entitled to receive an amount of $0.1190, $0.1667, $0.2564, $0.2564, $0.50, $2.50 and $3.00, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Common Stock. The remaining assets, if any, shall be distributed pro rata among the Common Shareholders based on the number of shares owned. Should the Company's legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed first pro rata among the Series B holders, then pro rata among the Series C holders, then pro rata to the Series C2 holders, and finally pro rata to the Series D holders.

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     CONVERSION
     Each share of Series B, C, C2 and D Redeemable Convertible Preferred Stock is convertible, at the option of the holder, into the number of fully paid shares of Common Stock at a ratio of 1 to 1. Each share of Series B, C, C2 and D Redeemable Convertible Preferred Stock automatically converts into the number of shares of Common Stock into which such shares are convertible at the then effective conversion ratio upon: (1) the closing of a firm commitment underwritten public offering of Common Stock for of at least $10,000,000 in the aggregate, or (2) the consent of the holders of the majority of Redeemable Convertible Preferred Stock voting as a single class and on an as-converted basis.

     At September 30, 2000, the Company reserved 30,000,000 shares of Common Stock for the conversion of all outstanding and authorized, but not issued Redeemable Convertible Preferred Stock.

     ANTI-DILUTION PROVISIONS FOR SERIES D REDEEMABLE CONVERTIBLE PREFERRED STOCK If the Company at any time within ninety (90) days after the closing of the most recent sale of shares of Series D Redeemable Convertible Preferred Stock or such later date as the Board of Directors may determine in its sole discretion, issue or sell shares of any newly designated series of Redeemable Convertible Preferred Stock for a price less than $3.00 per share (subject to adjustment for dilution) then: (i) the Company shall issue all holders of Series D Redeemable Convertible Preferred Stock such additional shares of Series D Redeemable Convertible Preferred Stock as are required to equate the effective consideration paid by such holders for the Series D Redeemable Convertible Preferred Stock with the price per share of such newly designated series of the Preferred Stock sold; and (ii) the Original Series D Issue Price and the Conversion Price for Series D Redeemable Convertible Preferred Stock will automatically be adjusted to equal the original issue price of the newly designated series of Preferred Stock sold.

     WARRANTS FOR REDEEMABLE CONVERTIBLE PREFERRED STOCK
     The Company has issued warrants to purchase its Redeemable Convertible Preferred Stock as follows:

                                                 STOCK
                     EXPIRATION    NUMBER OF     UNDER     EXERCISE   ESTIMATED
     ISSUANCE DATE      DATE        SHARES      WARRANT      PRICE      VALUE

     December 1999  December 2002    600,000  Series A     $    2.50  $1,192,622
     January 2000   January 2004       6,000  Series C2-B  $    2.50      12,923
     July 2000      July 2003        250,000  Series D     $    3.00     676,268

     All the above warrants are fully exercisable, in whole or in part, at any time.

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The fair value of the warrants was estimated using the Black-Scholes model, the term set forth above, an expected dividend yield of 0% and the following assumptions:

                       STOCK     RISK FREE
         YEAR          UNDER     INTEREST
        ISSUED        WARRANT      RATE     VOLATILITY

     December 1999  Series A       5.06%       141%
     January 2000   Series C2-B    6.63%       141%
     July 2000      Series D       6.12%       141%


10.  COMMON STOCK

     The Company's Certificate of Incorporation, as amended, authorizes the Company to issue 95,000,000 shares of $0.001 par value Common Stock. A portion of the shares sold are subject to a right of repurchase by the Company, which generally lapses over a four year period from the earlier of grant date or employee hire date, as applicable. At December 31, 2000, there were 7,433,710 shares subject to the Company's right of repurchase.

     In connection with the financial institution Line of Credit, the Company has granted the financial institution the right to purchase up to $300,000 of Common Stock at $2.50 per share any time after November 19, 1999 and prior to an underwritten public offering of equity securities, at the election of the lender, either through conversion of amounts outstanding under such line of credit or through payment of cash. No value has been recorded for this right to purchase Common Stock at September 30, 2000 or during the year then ended because the Line of Credit was fully drawn immediately upon its establishment.

11.  STOCK OPTION PLANS

     Effective January l, 2000 the Company amended and re-adopted the 2000 Stock Plan (the "Plan"). The Plan, which was originally adopted on May 1, 1999, and subsequently amended effective August 1, 1999, provides for the granting of stock options and awards to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") and stock awards may be granted to Company employees and consultants. The Company has reserved 18,900,000 shares of Common Stock for issuance under the Plan.

     Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Options are exercisable immediately and are subject to repurchase by the Company at the original exercise price. The Company's repurchase rights lapse over a maximum period of four years at such times and under such conditions as determined by the Board of Directors.

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The following table summarizes the activity under the stock option plan:

                                           SHARES                    WEIGHTED
                                         AVAILABLE                   AVERAGE
                                            FOR        NUMBER  OF    EXERCISE
                                           GRANT         SHARES       PRICE

     Initial shares reserved             36,000,000             -   $       -

     Grants                             (22,722,500)   22,722,500   $   0.009
     Exercises                                    -   (16,500,000)  $   0.003
     Cancellations                            3,918        (3,918)  $   0.010
                                        ------------  ------------

     Outstanding at September 30, 1999   13,281,418     6,218,582   $   0.026

     Additional shares reserved          18,900,000             -
     Grants                              (6,436,565)    6,436,565   $   0.254
     Exercises                                    -    (7,758,182)  $   0.032
     Cancellations                          534,500      (534,500)  $   0.395
                                        ------------  ------------

     Outstanding at September 30, 2000   26,279,353     4,362,465   $   0.306
                                        ============  ============

     Common stock option holders have the right to exercise unvested options, subject to a repurchase right held by the Company, at the original exercise price, in the event of voluntary or involuntary termination of employment of the shareholder.

     The options outstanding and exercisable by price at September 30, 2000 are as follows:

                                                           SHARES SUBJECT TO
                                                       REPURCHASE UPON EXERCISE
           OUTSTANDING AND EXERCISABLE                       OF THE OPTION
     -------------------------------------------------  ---------------------
                                WEIGHTED
                                 AVERAGE      WEIGHTED               WEIGHTED
                                REMAINING     AVERAGE                AVERAGE
     EXERCISE    NUMBER OF     CONTRACTUAL    EXERCISE   NUMBER OF   EXERCISE
     PRICE         SHARES    LIFE (IN YEARS)    PRICE      SHARES      PRICE

     0.003               -                -  $       -  12,541,667  $   0.003
     0.01        1,567,500             9.00  $    0.01   1,120,478  $    0.01
     0.04                -                -  $       -   2,797,517  $    0.04
     0.09           12,500             8.94  $    0.09      17,486  $    0.09
     0.20          250,000             9.00  $    0.20     317,500  $    0.20
     0.50        2,532,465             9.74  $    0.50       5,000  $    0.50
                ----------                              ----------

                 4,362,465                              16,799,648
                ==========                              ==========

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     At September 30, 16,500,000 shares under option were subject to the Company's right to repurchase upon exercise.

     MINIMUM VALUE
     The minimum value of each option grant has been estimated on the date of grant using the minimum value method with the following weighted assumptions:

                                                                              PERIOD FROM
                                                                                APRIL 30,
                                                                              1999 (DATE OF
                                                                                INCEPTION)
                                                              YEAR ENDED         THROUGH
                                                             SEPTEMBER 30,    SEPTEMBER 30,
                                                                 2000             1999
Risk free interest rate                                               6.31%            5.47%
Expected life (in years)                                                 5                5
Dividend yield                                                           -                -
Weighted average fair value of options granted (per share)
  with exercise price equal to market price                 $            -   $       0.0005
  with exercise price below market price                    $         1.41   $         0.09

     Had compensation cost for options granted been determined on the minimum value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company's net loss would have been as follows:

                                            PERIOD FROM      PERIOD FROM
                                             APRIL 30,         APRIL 30,
                                           1999 (DATE OF     1999 (DATE OF
                                             INCEPTION)       INCEPTION)
                           YEAR ENDED         THROUGH          THROUGH
                          SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                              2000             1999             2000

     Net loss            $  (12,540,812)  $   (1,096,794)  $  (13,637,607)
                         ---------------  ---------------  ---------------

     Pro forma net loss  $  (12,539,511)  $   (1,162,020)  $  (13,701,537)
                         ---------------  ---------------  ---------------

     OPTIONS ISSUED TO SERVICE PROVIDERS
     During the year ended September 30, 2000, the Company granted 16,000 options to purchase its Common Stock to non-employees at an exercise price of $0.50 per share. 6,000 of these options were exercisable immediately upon grant and 10,000 are exercisable over 4 years. The Company has estimated the fair value of the options, as such options become exercisable using the Black-Scholes model and the following assumptions: risk free interest rate of 6.32%, expected term 10 years, expected dividend yield of 0% and volatility of 141%. Stock-based compensation expense for the year ended September 30, 2000 was $10,891.

QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     DEFERRED STOCK-BASED COMPENSATION
     In connection with certain stock options granted during the year ended September 30, 2000 and the period from April 30, 1999 (date of inception) to September 30, 1999, the Company recorded deferred stock-based compensation for the estimated difference between the exercise price of the options and the deemed fair value of the Company's Common Stock of $8,688,883 and $1,927,119, respectively, which is being amortized over the vesting period of the options. Amortization of stock-based compensation totaled $1,676,897, $73,813 and $1,750,710 for the year ended September 30, 2000, the period from April 30, 1999 (date of inception) to September 30, 1999 and the cumulative period from April 30, 1999 (date of inception) to September 30, 2000, respectively.

13.  SUBSEQUENT EVENTS

     On December 29, 2000, a stockholder purchased the recourse promissory note from the original vendor of the Day-Timer Digital assets, with a remaining principal balance of $1,500,000 (see Note 7). At the date of the purchase, this note was in default. The Company has not yet renegotiated the terms of this note with the stockholder.

     At February 2, 2001, the Company entered into an agreement with Appiant about a merger with Appiant as the continuing company. The merger is effective May 23, 2001.

     In April 20, 2001, the Company resold to the original lender some of the assets originally purchased in the Day-Timer Digital acquisition. The trademark license acquired as part of this transaction was terminated effective December 31, 2000. All websites operating under the Day-Timers name were discontinued, certain other assets which secured the nonrecourse note were returned. Those assets consist of trademarks, uniform resource locator domain names, technology and certain computer equipment. As payment for the received intangible and tangible assets, the buyer wrote down the Notes payable of $4,000,000 to zero and cancelled the warrant to buy 600,000 shares of Series A Redeemable Convertible Preferred Stock for $2.50 per share. As a consequence of this transaction, the Company realized a gain of $2,650,090 due to the previous impairment of the technology (see
     Note 3).

     In May 2001, before the merger, the right of the financial institution, who provided the line of credit, to purchase up to $300,000 of Common Stock at $2.50 per share was cancelled.

     In May 2001, before the merger, warrants issued to a leasing company to purchase 6,000 shares of series C2-B Redeemable Convertible Preferred Stock for $2.50 per share were cancelled.

     In May 2001, before the merger, options to buy 2,753,732 of common stock were exercised without payment of any consideration by employees of the Company. After these exercises 1,309,275 options remained outstanding and these options were cancelled as part of the acquisition agreement.

     In May 2001, before the merger, the Company issued 11,358,904 shares of its Common Stock as an incentive bonus to the Employees of the Company without payment of any consideration.

     In May 2001, before the merger, three stockholders contributed 5,236,043 shares of Common Stock to the capital of the Company without payment of any consideration.


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QUAARTZ INCORPORATED
A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     As a consequence of the merger warrants to purchase 250,000 shares of Series D Redeemable Convertible Preferred Stock for $3.00 per share issued to a stockholder in connection with a line of credit were cancelled.


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